Exhibit (e)(ii)

Customer Service Office 3900 Burgess Place Bethlehem, PA 18017	☐ The Guardian Life Insurance Company of America ☐ The Guardian Insurance and Annuity Corporation, Inc. (Please check appropriate Company)

APPLICATION FOR LIFE INSURANCE

Simplified Issue/Guaranteed Issue

Please print	(Page 1 of 6)

1.	Owner Information

a.	Owner (check one only): ☐ Employer ☐ Proposed Insured ☐ Trust ☐ Other _____________________

b.	Owner name ________________________________________________________________________________

c.	Social Security No./Tax ID No. ___________________________ d. Relationship to proposed insured _________

e.	Street Address _______________________________________________________________________________

f.	Telephone Number _______________________ g. Tax Qualified Plan? ☐ Yes ☐ No

h.	Check here ☐ if you wish all policyowner communications to be sent to the address shown above in 1.e., or please designate a different address: _____________________________________________________________________________

i.	Complete if Policy is Employer Owned: Primary Contact __________________ Title ____________________

j.	Complete if Policy is Trust Owned: Date of Trust ____________________________

Complete Names of Authorized Trustees __________________________________________________________

2.	Proposed Insured Information

a.	☐ Individual Insured information below ☐ Census Data Attached

b.	First Name ______________________________ MI _________ Last Name ______________________________

c.	Social Security # _________________________ d. Sex ☐ Male ☐ Female

e.	Date of Birth (mm/dd/yyyy) ________________ f. Place of Birth _____________________________________

g.	Are you a U.S. citizen? ☐ Yes ☐ No h. Marital Status

If no, give: Visa Type ________________________ ☐ Married ☐ Single ☐ Separated

    Visa Duration ____________________   ☐ Widowed      ☐ Divorced

    Other ___________________________

i.	Address _____________________________________________________________________________________

City __________________________________ State ___________ Zip ______________________

j.	How long at this address? ______________________ k. Home phone ______________________

3.	Employment Information

a.	Name of Employer (if employer information is provided above, check here ☐ and proceed to question 3(c).

________________________________________________________________________________________

b.	Street Address ________________________________________________________________________________

City __________________________________ State _________ Zip ______________

Business Phone ______________________      c. How many years employed? ______________________

d.	Occupation __________________________ e. Job Title _____________________________________

f.	Nature of Business __________________________________________________________________

*IMNB000200001

Application For Life Insurance (continued)	(Page 2 of 6)

4.	Beneficiary Information

☐	Check here if Beneficiary is the same as the Owner (if checked, skip this section).

Print full name and relationship to Proposed Insured. (Unless otherwise indicated, all Primary Beneficiaries who survive the Insured shall share equally. If no Primary Beneficiary survives the Insured, benefits will be paid in equal shares to the Contingent Beneficiaries, etc., if surviving the Insured, unless otherwise specified).

5.	Purpose of Insurance

Please describe the purpose of the proposed insurance (check one or more of the following, or describe in “Other”):

☐ Buy-Sell	☐ Deferred Compensation	☐ Charitable Planning	☐ Family Income	☐ Mortgage
☐ Key Person	☐ Split Dollar	☐ Estate Planning	☐ Retirement	☐ Spouse/Child Insurance
☐ Executive Bonus	☐ Collateral for Debt	☐ Wealth Accumulation	☐ Education	☐ Other ___________

6.	Proposed Insurance

a.	Plan of Insurance ___________________________________ Base Policy Face Amount $__________________

b.	Riders

Traditional Life/Term Riders (Note: Option Q and R riders are elected in the Dividends Section)

☐	Accidental Death Benefit (ADB) ADB Face Amount: $______________________

☐	Waiver of Premium (WP) ☐ Initial Period Waiver of Premium (For LifeSpan only)

☐	Scheduled/Unscheduled Paid-Up Additions (EPUA) Rider ☐ Unscheduled Only Paid-Up Additions (EPUA) Rider

•	If a Scheduled PUA Payment is desired, indicate annual amount $____________

•	If an Initial PUA Payment is to be made, indicate amount (not including first Scheduled payment) $___________

•	If Waiver of Specified Amount benefit is requested, indicate annual Specified Amount $___________

☐	Guaranteed Purchase Option (GIO) Option Amount: $______________

☐	Accelerated Benefit Rider (EABR/ABR) (please complete required disclosure form)

☐	10 Year Annually Renewable Term (RTR-10) Term Amount: $______________

☐	DuoGuard (List names & amounts for Designated Lives. Complete a separate application for each Designated Life.)

Name of Designated Life	Amount	Name of Designated Life	Amount
________________________	$______________	________________________	$______________

________________________	$______________	________________________	$______________

________________________	$______________	☐ Select Security Rider

☐	Other _____________________________ $______________ ☐ Other __________________________ $______________

Universal Life and Variable Life Riders

☐	Additional Sum Insured (Do NOT include this amount in Base Face Amount shown above) $______________

☐	Secondary Guarantee Coverage Rider/Guaranteed Coverage Rider (for VUL GCR, elect coverage to age ____________)

☐	Accidental Death Benefit (ADB) ADB Face Amount: $______________

☐	Waiver of Monthly Deductions

☐	Disability Benefit Rider Monthly Specified Amount: $______________

☐	Guaranteed Insurability Option Option Amount $______________

☐	Term Rider Term Amount: $______________ ☐ Select Security Rider

☐	Other ___________________________ $______________ ☐ Other ____________________ $______________

Application For Life Insurance (continued)	(Page 3 of 6)

7.	Premiums

a.	Mode

☐ Annual     ☐ Semiannual     ☐ Quarterly     ☐ Monthly (list bill only – this may not be available for all products)

☐ Guard-O-Matic (complete the appropriate Request Form)

☐ New Service                ☐ Add to my existing service         Existing Policy Number _________________

☐	Other ____________________________

b.	Who is to pay premiums? __________________________________________________________________

c.	Send premium notices to:

☐ Residence     ☐ Business     ☐ Owner’s address     ☐ Other __________________________

☐	List Bill

☐	New – Billing Name ____________________________ Common billing date ___________________

☐	Existing List Bill # _________________________

d.	Automatic Premium Loan (if available) ☐ Yes ☐ No (if left blank, default will be Yes)

e.	Complete for VUL/UL policies:

Initial Premium $____________________ Planned Premium (at the mode indicated above) $_________________

f.	Prepayment of Premium

☐	No money is being submitted with this application.

☐	Money is being submitted with this application, in the amount of $____________________ for proposed life insurance in the amount of $________________ in exchange for the Conditional Receipt providing proposed conditional coverage for this amount of insurance only. Please see the Conditional Receipt for the circumstances under which money can be paid with this application, and Item (3) under “Conditions” in the Receipt for rules pertaining to the amount of life insurance that can be entered above.

8.	Dividends (for participating policies only)

☐	A- Paid in cash

☐	B- Reduce premiums

☐	C- Left at interest (Complete W-9 form if elected)

☐	D- Paid-Up Additional Insurance (Option D will be the default option if no other is elected)

☐	Q- One Year Term Insurance not to exceed Target Face Amount* of $__________________

☐	R- One Year Term Insurance with Increasing Target Face Amount* Initial Target $______________

☐	Level Increases %___________________ ☐ Compound Increases %_________________

☐	S- Premium Offset – (available only if a PUA rider is requested. Premiums to be offset at the end of the first policy year by use of PUA rider additions and future dividends) ☐ with Target Face Amount* not to exceed $_______________

☐	U- Loan Repayment/Balance to Paid-up Additions

☐	Other _______________________________

*	Do not include the base policy face amount in the Target Face Amount.

9.	Additional Information for VUL/UL Policies

a.	Death Benefit Option (Note, not all options may be available with all policies)

☐ Option 1     ☐ Option 2     ☐ Option 3    ☐ Other _______________

b.	Section 7702 Test (Note, the choice of 7702 Test may not apply to all policies)

Section 7702 of the Internal Revenue Code defines Life Insurance and specifies the rules under which the growth of life insurance policy cash values are excludible from gross income. If the plan being applied for provides a choice of test under 7702 to qualify the policy as life insurance, please check one of the tests shown below. Once a test is elected, it cannot be changed. If there is a choice of Test and none is elected, the Guideline Premium Test will be used.

☐ Guideline Premium Test         ☐ Cash Value Accumulation Test

Application For Life Insurance (continued)	(Page 4 of 6)

10.	Replacement

As a result of the proposed purchase of life insurance, have you taken, or are you considering taking, any of the following actions on an existing life insurance policy or annuity contract you own on the life of the proposed insured: (a) the lapse, surrender, forfeit, assignment to an insurer, or termination of any such existing policy or contract and/or (b) the use of funds from your existing policy or contract to pay the premium or premiums on the new life insurance policy? (Note: if a census is attached, this question is asked of the owner with respect to all proposed insureds listed on the census).        ☐ Yes                 ☐ No

(If “Yes”, please provide details in the Remarks section. Details must include at a minimum a listing of policies or contracts so affected, properly identified by name of insurer, name of insured/annuitant, and policy or contract number if known. If no policy number has been assigned, other identifying information, such as an application or receipt number should be listed. Depending on your state’s requirements, your agent may ask you to complete a replacement disclosure form.)

11.	Existing Insurance on Proposed Insured

Does the owner have any existing life insurance policies or annuity contracts in force on any of the proposed insureds?

☐ Yes (please list below)     ☐ No

A. Life insurance policies/Annuity Contracts

Name of Insured	Name of Company	Year Issued	Amount	Guaranteed Issue?	Accidental Death	Waiver of Premium

_____________	_____________	_____________	_____________	☐ Yes ☐ No	_____________	_____________

_____________	_____________	_____________	_____________	☐ Yes ☐ No	_____________	_____________

_____________	_____________	_____________	_____________	☐ Yes ☐ No	_____________	_____________

_____________	_____________	_____________	_____________	☐ Yes ☐ No	_____________	_____________

12.	Actively At Work

a.	Is the Proposed Insured currently employed by the Employer named above and currently engaged in active, full-time work (of at least 30 hours per week) in a normal capacity, at his/her customary place of employment?

☐ Yes             ☐ No     (Please provide details of any “no” answer)

b.	During the 90 days preceding the date of this application, has the Proposed Insured been absent from work due to illness or injury (not including vacation, normal non-working days, or holidays) for either more than 3 consecutive days or more than a total of 5 days? ☐ Yes ☐ No (Please provide details of any “yes” answer)

13.	Personal History of the Proposed Insured ( Do not complete if applying for Guaranteed Issue)

These questions apply to the Proposed Insured. Please provide details in Remarks section for any “yes” answers.

a.	Height _________________________ Weight _________________________

	Yes	No

b.      Within the past ten years, have you been diagnosed by or received treatment from a member of the medical profession for Acquired Immune Deficiency Syndrome (AIDS), AIDS Related Complex (ARC), or any deficiency of the immune system such as Human Immunodeficiency Virus?

	☐	☐

c. Have you ever had, been treated for or received a consultation or counseling for:

i. Heart disease, stroke, chest pain, elevated blood pressure, heart murmur or any other disease or disorder of the heart or blood vessels?	☐	☐

ii.      Respiratory disorder, kidney disorder, diabetes, mental or emotional problems, disorder of the liver or other gastrointestinal organs, cancer or tumor of any kind, anemia or other disorder of the blood, disorder of the nervous systems or disorder of the reproductive organs?

	☐	☐

iii. Any condition not covered in (i) or (ii)?	☐	☐

d. Are you currently receiving medical care or taking medication?	☐	☐

e. Have you been advised within the past 5 years to have any diagnostic test, hospitalization, or surgery which has not been completed?	☐	☐

f. Have you ever used drugs other than as prescribed by a physician or had or been advised to have counseling or treatment for alcohol or drug use?	☐	☐

Application For Life Insurance (continued)	(Page 5 of 6)

	Yes	No
g. Have you smoked cigarettes in the past 12 months? (if you have quit, date last used: ______________________ )	☐	☐

h. Have you used tobacco in any form in the last 24 months?	☐	☐
If “No”, have you used tobacco in any form in the last 48 months?	☐	☐
(if you have quit, date last used: ______________________ )

i. Do you currently use a nicotine patch or nicotine gum?	☐	☐

14.	Remarks Section

15.	Alternate/Additional Life Policy

Note: This section may only be used if no cash is being paid with the application. If cash is being paid, a separate application is needed for the alternate or additional plan.

Please indicate:                 ☐ Alternate Policy         ☐ Additional Policy

Plan of Insurance: __________________________ Face Amount: _________________________

Details (Riders, Benefits, Dividend Option, etc.):

16.	Amendments or Corrections (For Home Office Or Customer Service Office Use Only)

Application For Life Insurance (continued)

Representations of the Proposed Insured and Owner

(Page 6 of 6)

Those parties who sign below, agree that:

1.	This application, (Part 1, Part 2, the Authorization, any Consent to Insurance, and any other supplements to the application) will form the basis for, and become part of and attached to, any policy issued.

2.	That all of the statements that are part of the application are correctly recorded, and are complete and true to the best of the knowledge and belief of those persons who made them.

3.	No agent, broker or medical examiner has any right to accept risks, make or change contracts, or to waive or modify any of the Company’s rights or requirements. No information acquired by any Representative of the Company shall bind the Company unless it shall have been set out in writing in this Application.

4.	Any misrepresentation or omission, if found to be material, may adversely affect acceptance of the risk, claims payment or may lead to rescission of any policy that is issued based on this application.

5.	The policy date is the date from which premiums are calculated and become due. The effective date is the date the policy is delivered and the first premium is paid. Except as provided in the Conditional Receipt (if an advance payment has been made and acknowledged and such Receipt issued) coverage does not begin until the effective date assuming the first premium is paid during the lifetime and prior to any change in the health of the Proposed Insured.

6.	Changes or corrections made by the Company and noted in the “Amendments or Corrections” section are ratified by the Owner upon acceptance of a policy containing this application with the noted changes or corrections. In those states where written consent is required by statute or State Insurance Department regulation for amendments as to plan, amount, classification, age at issue, or benefits, such changes will be made only with the Owner’s written consent.

7.	By paying premiums on a basis more frequently than annually, the total premium payable during one year’s time will be greater than if the premium were paid annually. That is, the cost of paying annualized periodic premiums will be more than the cost of paying one annual premium.

8.	☐ Check here if backdating to save age is being requested. Note that a request to backdate to save age can only be honored if permitted by state law. If not backdating to save age, but a specific policy date is being requested, please enter date here: ___________________

Any person who knowingly, and with intent to defraud any insurance company or other person, files an application of insurance or statement of claim containing any materially false information or conceals, for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime, and may also be subject to civil penalties.

Signed at:		on
	City and State		mm/dd/yyyy

	Signature of Proposed Insured		Signature of Applicant/Owner if Other than Proposed Insured

	Signature of Additional Owner		Witness (for applications taken by mail)

☐	Check here if this application was taken by mail. If application is taken by mail, the signature of the agent does not attest to the signature of the Proposed Insured or Owner if Other than the Proposed Insured.

☐	Check here if this application was taken in person. I certify that I have taken this application in the presence of the Proposed Insured and Owner (if Other than the Proposed Insured), and that I have truly and accurately recorded on this application the information supplied by the Proposed Insured and Owner (if Other than the Proposed Insured).

Signature of Licensed Agent	License Number(s)

Agent’s Name	State(s) where licensed